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                                                                    Exhibit 7(z)

                            FORM OF LETTER AGREEMENT

December 16, 2005

Ms. Jean Carr
Associate Counsel
State Street Bank and Trust Company
Global Investor Services Group
2 Avenue de Lafayette LCC2S
Boston, Massachusetts 02111

Dear Ms. Carr:

Please be advised that Janus Adviser Series (the "Trust") has established Janus Adviser Risk-Managed Value Fund as a new series of the Trust. Pursuant to the existing Custodian Contract between the Trust and State Street Bank and Trust Company ("State Street"), the Trust requests confirmation that State Street will act as custodian for the new series under the terms of the contract.

Please indicate your acceptance of the foregoing by executing two copies of this Letter Agreement, returning one copy to the Trust and retaining one copy for your records.

JANUS ADVISER SERIES

By: ______________________________________
    Girard C. Miller, President and Chief Executive Officer

STATE STREET BANK AND TRUST COMPANY

By: ______________________________________

Agreed to this ____ day of _____________ 2005

cc:  Stephanie Grauerholz-Lofton
     Bonnie Howe
     Rick Noyes
     Kelly Hagg